FOR IMMEDIATE RELEASE              CONTACT:
                                    DAVID K. SENTMAN
                                    SENIOR VICE PRESIDENT AND CHIEF
                                      FINANCIAL OFFICER
                                    AMERICAN TELECASTING, INC.
                                    TEL:  (719) 260-5533



             AMERICAN TELECASTING, INC. COMMENCES TENDER OFFER
            FOR A PORTION OF ITS SENIOR DISCOUNT NOTES DUE 2004
            AND A PORTION OF ITS SENIOR DISCOUNT NOTES DUE 2005

        COLORADO SPRINGS, COLORADO, September 11, 1998 - American Telecasting, Inc. (Nasdaq: ATEL) today announced that it is commencing a tender offer for a portion of its outstanding Senior Discount Notes due 2004 and a portion of its outstanding Senior Discount Notes due 2005 at a cash price of $280.50 per $1,000 principal amount at maturity of the 2004 Notes purchased and $247.50 per $1,000 principal amount at maturity of the 2005 Notes purchased. The maximum aggregate amount of cash available for the purchase of Notes pursuant to the offer and to pay related transaction costs, which are estimated to be approximately $300,000, is estimated to be approximately $11,920,000. If necessary, all tenders will be prorated as described in the related Offer to Purchase that will be sent to holders of the Notes. The offer will expire at 12:00 midnight, New York City time, on October 8, 1998, unless extended.

        As of August 31, 1998, the 2004 Notes had an aggregate principal amount at maturity of approximately $166.7 million and an accreted value of approximately $146.0 million and the 2005 Notes had an aggregate principal amount at maturity of approximately $158.2 million and an accreted value of approximately $116.0 million. Both the 2004 Notes and the 2005 Notes accrete at the rate of 14.5% per annum.

        The Company's obligation to accept for purchase, and to pay for, Notes tendered pursuant to the offer is not conditioned upon any minimum tender of either the 2004 Notes or the 2005 Notes or obtaining any financing, but is subject to satisfaction of certain other conditions.
 The Company, in its sole discretion, may waive any of the conditions of the Offer, in whole or in part, at any time and from time to time.

        American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States serving approximately 116,900 subscribers in 32 markets as of August 31, 1998. Wireless cable television systems use microwave frequencies licensed by the FCC to provide multiple channel subscription television programming.
 Along with its commitment to deliver high levels of customer service, American Telecasting, Inc. offers value programming packages by pricing its products lower than its franchise cable and direct broadcast satellite competitors, creating improved value for its customers.

        Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

        Holders of Notes may obtain information relating to the solicitation by contacting Donaldson, Lufkin & Jenrette Securities Corporation, the dealer manager for the offer and the financial advisor for the solicitation, collect at (415) 249-2125 or toll free at (800) 227-4492 attention: Arun Arora.